EXHIBIT 99.1

PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

                                                                                                                                FOR IMMEDIATE RELEASE:
                                                                                                                                December 12, 2014

Contact:                  Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. ANNOUNCES TO ITS BOARD OF DIRECTORS APPOINTMENT
OF PENNY McINTYRE

New York, NY – PVH Corp. [NYSE: PVH] announced today that Geraldine (“Penny”) McIntyre was appointed to its Board of Directors effective February 3, 2015, increasing the number of directors on the board to 13 in connection with the appointment. Ms. McIntyre was elected as part of the Company’s director succession planning.  By bringing Ms. McIntyre onto the Board at this time, she will be eligible to stand for reelection at the 2015 Annual Meeting and can gain significant experience, helping to provide for an orderly transition as two of the Company’s current directors will reach the mandatory retirement age in advance of the 2015 Annual Meeting.

Ms. McIntyre most recently served as the Chief Executive Officer of Sunrise Senior Living, LLC, a provider of senior living services, from November 2013 to May 2014.  Prior to joining Sunrise Senior Living, Ms. McIntyre served as President of the Consumer Group of Newell Rubbermaid Inc. from November 2011 through November 2012 and Group President of Newell Rubbermaid’s Office Products Group from June 2009 through November 2012.

PVH Corp., one of the world's largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world's largest shirt and neckwear company and markets a variety of goods under its own brands, Calvin Klein, Tommy Hilfiger, Van Heusen, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, DKNY, Ike Behar and John Varvatos.

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